PRESS RELEASE

FOR IMMEDIATE RELEASE

ProLung Announces Changes to its Board of Directors and Leadership Team to Enhance its Medtech Expertise

Salt Lake City, UT, June 12, 2019 – ProLung, Inc. (“ProLung” or the “Company”), which is focused on reducing the time to diagnosis for lung cancer patients, announced the appointments of Messers. Jim Hogan, David Nielsen and Don Patterson to enhance the medtech expertise and general management leadership on the Board, while J. Scott Nixon and Mark Anderson have stepped down. ProLung has also transitioned its Chief Scientific Officer, Dr. Rex Yung, to its Chief Medical Officer while its former Chief Medical Officer, Dr. Jeff O’Driscoll, will continue on with the Company as a consultant. The Board sincerely thanks Messers. Nixon, Anderson and O’Driscoll for their dedicated service to ProLung and welcomes the three new Directors to the Board.

Mr. Jared Bauer, interim CEO, stated, “As ProLung continues to spread its wings based on our seven-point strategy for success, we are reconstituting our Board to add proven medtech expertise and general management leadership that will guide our flight. I am delighted to announce the appointments of Jim Hogan, David Nielsen and Don Patterson to our Board, which come at an exciting time for ProLung as we continue sharpening our focus on achieving FDA clearance and commercial success. These proven senior leaders bring a combined total of nearly 60 years of medtech and health care experience with a diversity of functional roles in research and development (R&D), mergers and acquisitions (M&A), sales and marketing and general management at the highest levels. It is clear that we have a great deal of sincere support from new and former partners who wish to help ProLung succeed.”

Mr. Bauer further stated, “I am also pleased to announce that Dr. Rex Yung is transitioning from our Chief Scientific Officer to become our Chief Medical Officer effective immediately and thank him for accepting a temporary reduction in salary as a part of our restructuring in the Fall of 2018. This organizational change opens up a key position on our leadership team for a hands-on medtech scientist or engineer to lead our Research and Development (R&D) efforts. To better support our R&D efforts, we announced earlier this week that ProLung is on-track to move into a new, less-expensive work space outfitted with bespoke R&D laboratory and patient scanning space built to our exacting specifications plus a fresh office environment conducive to hands-on collaboration in the near-future.”

Mr. Jared Bauer also noted, “On behalf of the ProLung employees and Directors, we sincerely thank Messers. Anderson, Nixon and Dr. O’Driscoll for their dedicated service. Mr. Nixon served the Board with distinction for more than two years, as Chair of the Audit Committee and a member of the Compensation Committee. We are grateful for Mr. Nixon’s integrity, steady professionalism and public accounting acumen. We wish Mr. Nixon and his wife well on their mission work in Fortaleza, Brazil. Mr. Anderson was the former Chief Financial Officer at ProLung before he joined the Board as a Director and Chair of the Nominating and Governance Committee. We are grateful for Mr. Anderson’s selfless work ethic and leadership. We wish Mr. Anderson continued success in all of his future personal and professional endeavors. Dr. O’Driscoll served ProLung for four years in various capacities as a consultant, Director and former Chief Medical Officer. We look forward to working with Dr. O’Driscoll in a consulting capacity moving forward.”

Mr. Jim Hogan served his entire professional career in the medtech industry in multiple locations in the USA and abroad. After rising to the role of Director of Sales and Marketing for Pfizer Europe in London, he successfully founded two medtech companies and led two others. These four start-up medtech companies were all successfully exited. Mr. Hogan recently retired from Medtronic, one of the world’s largest medtech companies, where he was President of Medtronic Latin America, corporate Vice President, and appointed to the company’s Sr. Executive Committee. Mr. Hogan has deep operational, sales, marketing, and general management expertise with medical devices and therapeutics in some of the smallest and largest medtech companies in the world. Mr. Hogan remains dedicated to health-related philanthropic endeavors from his home in Park City, Utah. Mr. Hogan holds a BA in Chemistry and Psychology in addition to a MBA from the University of Minnesota.

Mr. David Nielsen has 20 years of R&D and leadership experience at BioFire and BioFire Defense (formerly named Idaho Technology), which sold to bioMérieux in 2014. As one of the original Idaho Technology employees, Mr. Nielsen worked in various roles in engineering, management, and business development rising to the position of Vice President of Product Development. He managed a team of more than 70 scientists and engineers who were responsible for developing and launching new medical diagnostic products and supporting the complex regulatory clearance process in the US, EU, and other jurisdictions. Mr. Nielsen is currently a partner at Whiteknob, which is a medtech product development company based in Salt Lake City, Utah. Mr. Nielsen holds a BS degree in Mechanical Engineering from Brigham Young University, and a Master of Mechanical Engineering from the University of Utah.

Mr. Don Patterson comes to the Board with a broad range of experience. He began his professional career in public accounting and worked for both large and small firms as a CPA for 24 years. During this time, he developed expertise in financial analysis and was significantly involved in merger and acquisition (M&A) activities. He has been involved in multiple boards of directors for companies ranging in size from small, closely-held companies to large privately-held, publicly listed companies. In one instance where he served on the boards of two NASDAQ-listed and affiliated firms as the Chair of the Audit Committee and a member of the Compensation Committee, he was directly involved in the sales negotiation to an investment bank. He has also been one of the founders in various entrepreneurial ventures, including manufacturing, distribution, intellectual property (IP) development and prosecution. His primary pursuit for the past 19 years has been in the development and licensing of patents involving manufacturing processes used in the home products industry. Mr. Patterson currently resides in Gilbert, Arizona and holds a BA degree in accounting from Arizona State University.

Mr. Rex Chin-Wei Yung, MD, FCCP, has been with ProLung full-time since 2017. As the new Chief Medical Officer, he will continue leading the evaluation of opportunities to expand our underlying science and indications through his expertise in translational research of lung cancer biomarkers and early cancer detection through imaging and bronchoscopy. Previously, Dr. Yung was the Chief Scientific Officer at ProLung. Previous to that, Dr. Yung was the Director of Pulmonary Oncology and Director of Bronchoscopy at Johns Hopkins University School of Medicine (JHU). Dr. Yung remains an adjunct faculty in the Department of Oncology at JHU. Dr. Yung is a fellow of the American College of Chest Physicians. He is board certified in Internal Medicine, Pulmonary and Critical Care Medicine and has served on the executive and editorial boards of the American Association of Bronchology and Interventional Pulmonology and Journal of Bronchology and Interventional Pulmonology. Dr. Yung earned a Bachelor of Arts from Harvard University and his MD from the University of California at Los Angeles (UCLA).

About Lung Cancer

Lung cancer is the leading cause of cancer deaths worldwide, killing more than colorectal, breast and prostate cancers combined. There is a severe unmet clinical need to reduce the time required to determine malignancy in patients diagnosed with IPNs. Patients with IPNs can wait months, or even years, receiving multiple CT scans to confirm malignancy in the lungs. This wait often proves fatal as the cancer advances and spreads. In 2015, the Centers for Medicare and Medicaid Services (CMS) implemented the first national lung cancer screen utilizing a low-dose CT scan (LDCT) of the chest for high-risk adults, which was based in part on a 2013 recommendation by the US Preventive Services Task Force (USPSTF). The screen will amplify this clinical need as up to 24 million patients with IPNs may experience a narrowing treatment window as they wait.

About ProLung, Inc.

ProLung is a world leader in innovative predictive analytics technology and non-invasive tests for the risk stratification of indeterminate pulmonary nodules in the lung. ProLung’s mission is to ‘make a difference in time’ for lung cancer patients. The Company develops, tests and commercializes solutions which are designed to accelerate the time to diagnosis and expand the therapeutic window for lung cancer patients. ProLung’s predictive analytics platform for lung cancer risk stratification is approved for sale in the European Economic Area (CE0120) and investigational use in the USA.

Forward-Looking Statements

Statements contained in this release which are not purely historical, including, without limitation statements regarding ProLung’s future performance and goals, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties such as those described in the ProLung’s Annual Report on Form 10-K for the year ended December 31, 2017 and subsequent filings with the Securities and Exchange Commission. Such risks and uncertainties include inherent risks and uncertainties relating to ProLung’s ability to meet its funding requirements for its operations and other commitments and to obtain successful test results and regulatory approvals for its products. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections.

For further information, contact:

Andy Robertson | 1-801-503-9231| acr@prolunginc.com

ProLung, Vice President of Business Development

ProLung, Inc.

757 E. South Temple, Suite 150

Salt Lake City, Utah 84102

USA

www.prolunginc.com

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